Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of IDEAYA Biosciences, Inc. of our report dated February 17, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in IDEAYA Biosciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 17, 2026